Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-38754) and Form S-8 (No. 33-95256, 33-97250,
33-88268, 33-73944, and 333-18857) of Uniroyal Technology Corporation of our report dated April 4, 2000 relating to the financial statements of Sterling Semiconductor, Inc., formerly known as Novecon Technologies Corporation, which appears in the Current Report on Form 8-K/A of Uniroyal Technologies Corporation dated August 14, 2000.

/s/  PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

McLean, Virginia
August 14, 2000